Exhibit 10.2

AMENDMENT

TO

THE AMENDED AND RESTATED

THE PBSJ CORPORATION 2008 EMPLOYEE

STOCK OWNERSHIP AND DIRECT PURCHASE PLAN

This Amendment to The Amended and Restated The PBSJ Corporation 2008 Employee Stock Ownership and Direct Purchase Plan (the “Plan”) is made on this      day of May, 2009, by The PBSJ Corporation, a Florida corporation (the “Company”).

RECITALS

WHEREAS, the Company maintains the Plan to grant stock ownership rights to its eligible employees; and

WHEREAS, Section 13 of the Plan authorizes the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors has authorized and approved the amendments to the Plan contained herein;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of May     , 2009:

1. Paragraph (a) of Section 3 of the Plan is hereby amended in its entirety to read as follows:

“(a) “Current Stock Value” means the “fair market value” of a Share as determined by the most recently completed independent appraisal of the Shares, subject to applicable law and in accordance with Company’s Bylaws, as amended from time to time.”

2. Section 9 of the Plan is hereby amended in its entirety to read as follows:

“9. Repurchase of Shares Acquired by Exercise of Stock Ownership Rights. If offered for sale or required to be sold, Shares shall be sold and purchased in accordance with the Company Bylaws.”

3. All other terms and conditions of the Plan shall remain the same.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed effective as of the day and year first above written.

COMPANY:

THE PBSJ CORPORATION, a Florida corporation

By: